OPINION OF RAY, QUINNEY & NEBEKER AS TO
                  THE LEGALITY OF THE SHARES BEING REGISTERED.



                                 March 15, 2000


First Security Corporation                 Black & Company, Inc.
Attn: Morgan J. Evans, President           Attn: Lawrence S. Black, Chairman and
79 South Main Street                         Chief Executive Officer
Salt Lake City, Utah  84111                One Southwest Columbia
                                           Suite 1200
                                           Portland, Oregon  97258

         Re: Registration and Issuance of First Security Corporation Common Stock to Shareholders of Black & Company, Inc.


Dear Messrs. Evans and Black:


         This Firm has acted as counsel to First Security Corporation, a Delaware corporation (the "Company"), in connection with its registration of 350,000 shares of its common stock, par value $1.25 (the "Shares") for use in the merger (as defined in the Prospectus/Proxy Statement included in the Company's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on March , 2000.)

         In connection with this representation, we have examined the originals, or copies identified to our satisfaction, of such minutes, agreements, corporate records and filings and other documents necessary to our opinion contained in this letter. We have also relied as to certain matters of fact upon representations made to us by officers and agents of the Company and of Black & Company. Based upon and in reliance on the foregoing, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of
         Delaware; and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus/Proxy Statement referred to above.

         2. When issued and distributed to the shareholders of Black & Company, Inc. under the terms of the merger agreement, the Shares will be duly and validly issued and will be fully paid and nonassessable.

Morgan J. Evans
Lawrence S. Black
March 1, 2000
Page 2

         3. The shareholders of the Company have no pre-emptive rights to acquire additional shares of First Security common stock in respect of the Shares.

         We hereby consent to the use of our name in the Prospectus/Proxy Statement and therein being disclosed as counsel to the Company in this matter.

                    Very truly yours,

                    RAY, QUINNEY & NEBEKER

                     By:    /s/ A. R. Thorup
                        --------------------------------------------------------
                        A. Robert Thorup, a Shareholder and Director of the Firm